Exhibit 99.1

FOR IMMEDIATE RELEASE

VitaCube Systems Holdings, Inc. and UTEK Corporation

Announce Strategic Alliance Agreement for Technology Transfer

DENVER, CO and PLANT CITY, FL. —(BUSINESS WIRE)—May 23, 2005—VitaCube Systems Holdings, Inc. (AMEX: PRH) a nutraceutical company and UTEK Corporation (AMEX: UTK) and on the AIM (LSE: UTKA), an innovative technology transfer company, announced today the signing of a strategic alliance agreement.

Earnest Mathis, CEO of VitaCube Systems Holdings, Inc. (V3S), said: “We are very excited about this strategic alliance with UTEK Corporation, this agreement will strengthen our research and development department and provide us access to credible science and research from respected universities.  This furthers our commitment to providing the highest quality products to our elite athletes, customers, and distributors.”

Mike Shanahan, three-time Super Bowl Winning Head Coach said: “V3S has always been committed to providing the most innovative, well-researched products to athletes and consumers, this alliance just shows again their commitment to being the best.”  Mike Shanahan is an equity owner and also serves as a special advisor to V3S.

“UTEK looks forward to working with VitaCube Systems Holdings, Inc. to identify and potentially transfer proprietary technologies that will be synergistic with their core business,” said Clifford M. Gross, Ph.D., Chairman and Chief Executive Officer of UTEK.

Through its strategic alliance agreements, UTEK assists companies in enhancing their new product pipeline with the acquisition of proprietary intellectual capital from universities and laboratory research centers. Strategic alliance agreements are generally cancelable by either party within thirty days advance written notice.

About VitaCube Systems Holdings, Inc.

VitaCube Systems Holdings, Inc. (V3S) is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  V3S has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle.  V3S’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes, such as PGA Tour Professional, Tom Pernice, Jr., five-time Cy Young Award Winner, Randy Johnson, Super Bowl Champions Mike Alstott and Lawyer Milloy, Olympic Medalists Briana Scurry and Caroline Lalive, and Stanley Cup Winner Blake Sloan.  V3S products are only available through independent distributors located throughout the nation.  For more information about VitaCube, please visit the following website www.v3s.com.

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About UTEK® Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories.  UTEK facilitates the identification and acquisition of external technologies for clients internationally in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®.  UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage.  UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Contacts:

VitaCube Systems Holdings, Inc.	UTEK Corporation (U.S.)	UTEK Corporation (U.K.)
Earnest Mathis	Porter LeVay & Rose	Bankside Consultants
CEO	Michael Porter	Steve Liebman or Susan Scott
303-316-8577 ext 228	212-564-4700	44 (0)20-7444-4140

Ashton Reed Co., Inc.
Ajay Anand
V3S Investor Relations
714-612-0821

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.”  These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or VitaCube Systems Holdings “expects,” “should,” “believes,” “anticipates” or words of similar import.  Similarly, statements that describe UTEK’s or VitaCube Systems Holdings’ future plans, objectives or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or VitaCube Systems Holdings, as appropriate, and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated.  Although UTEK and VitaCube Systems Holdings believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements.  Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below.  These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein.  These forward-looking statements are only made as of the date of this press release and both UTEK and VitaCube Systems Holdings do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors.  These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions.  As a result of these and other factors, current results may not be indicative of UTEK’s future performance.  For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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